EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of EpiZyme, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 10th day of February, 2014.

MPM BIOVENTURES IV-QP, L.P.		MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures IV GP LLC, its General Partner	By:	MPM BioVentures IV GP LLC, in its capacity as the Managing Limited Partner

By:	MPM BioVentures IV LLC, its Managing Member	By:	MPM BioVentures IV LLC, its Managing Member

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin Title: Member		Name: Luke Evnin Title: Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC		MPM BIOVENTURES IV STRATEGIC FUND, L.P.

By:	MPM BioVentures IV LLC its Manager	By:	MPM BioVentures IV GP LLC, its General Partner

By:	/s/ Luke Evnin	By:	MPM BioVentures IV LLC,
	Name: Luke Evnin Title: Member		its Managing Member
		By:	/s/ Luke Evnin
Name: Luke Evnin Title: Member

MPM BIOVENTURES IV GP LLC		MPM BIOVENTURES IV LLC

By:	MPM BioVentures IV LLC, its Managing Member	By:	/s/ Luke Evnin
By:	/s/ Luke Evnin	Name: Luke Evnin Title: Member
Name: Luke Evnin Title: Member

By:	/s/ Luke Evnin	By:	/s/ Anbert Gadicke
	Name: Luke Evnin		Name: Ansbert Gadicke

By:	/s/ Vaughn M. Kailian	By:	/s/ James Paul Scopa
	Name: Vaughn M. Kailian		Name: James Paul Scopa

By:	/s/ Todd Foley
Name: Todd Foley